EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Analyst Contact	Media Contact
Jon Puckett	Lesley Pool
Vice President/	Senior Vice President/
Investor Relations	Chief Marketing Officer
Affiliated Computer Services, Inc.	Affiliated Computer Services, Inc.
214-841-8281	214-841-8028
jon.puckett@acs-inc.com	lesley.pool@acs-inc.com
ACS CONCLUDES AND REPORTS
RESULTS OF STOCK OPTION INVESTIGATION
Lynn Blodgett Named New Chief Executive Officer
and John Rexford Named New Chief Financial Officer and a Director
DALLAS, TEXAS. November 27, 2006. Affiliated Computer Services, Inc. (NYSE: ACS), a premier provider of business process outsourcing and information technology solutions, today announced the completion of the Company’s internal investigation into its historical stock option practices and the actions it is taking in response to the findings of the investigation, including changes in its executive management.
Summary
The investigation concluded that certain conduct of Mark A. King, the Company’s Chief Executive Officer, and Warren D. Edwards, the Company’s Chief Financial Officer, violated the Company’s Code of Ethics for Senior Financial Officers. Mr. King and Mr. Edwards have resigned, effective November 26, 2006, and have entered into separation agreements with the Company.
The Board of Directors has appointed Lynn Blodgett, who has been serving as Executive Vice President and Chief Operating Officer of the Company and as a director since September 2005, as President and Chief Executive Officer, and John Rexford, who has been serving as Executive Vice President – Corporate Development since March 2001, as Executive Vice President and Chief Financial Officer and as a director, in each case effective immediately. Mr. Blodgett and Mr. Rexford have served in various executive capacities with the Company for over ten years.
Darwin Deason, Chairman of the Board, commented “The Board of Directors and I have the highest degree of confidence in the leadership capabilities of Lynn Blodgett and John Rexford. Their long-term executive management experience with ACS will allow them to quickly assume their new responsibilities and ensure continued service excellence for our client base, strong leadership for our employees, and long-term growth in value for our shareholders. This is a strong reflection on the depth and breadth of the ACS management team.”
The Company is continuing to review and evaluate the results of the internal investigation and recent accounting guidelines established by the Securities and Exchange Commission to determine the accounting consequences of the use of incorrect measurement dates during the period from 1994 through 2005. The Company currently expects that the incremental cumulative non-cash compensation expense related to incorrect accounting measurement dates will be approximately $51 million, plus additional tax related expenses. This estimate may increase or decrease when finalized. The Company has not yet determined the impact of these accounting adjustments on its historical and current period consolidated financial statements or on its assessment of effectiveness of internal control over financial reporting, nor whether it will be required to restate its consolidated financial statements as a result of these adjustments.
The Company has informed the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York of the matters described in this press release and will continue to cooperate with these governmental entities and their investigations.
The Internal Investigation
The internal investigation was initiated in response to a pending informal inquiry by the Securities and Exchange Commission and a subpoena from a grand jury in the Southern District of New York. The investigation reviewed the Company’s historical stock option practices during the period from 1994 through 2005, including all 73 stock option grants made by the Company during this period, and the related disclosure in the Company’s Form 10-Q, filed May 15, 2006 (the “May 2006 Form 10-Q”).
The investigation was overseen by a special committee of the Board of Directors which consisted of all the independent members of the Board. The special committee retained Bracewell & Giuliani LLP as independent counsel to conduct the internal investigation. The results of the investigation were recently reported to the special committee and the committee has submitted recommendations for action to the Board. These recommendations are now being implemented by the Board substantially as submitted by the special committee.
During the course of the investigation, more than 2 million pages of electronic and hardcopy documents and emails were reviewed. In addition, approximately 40 interviews of current and former officers, directors, employees and other individuals were conducted. The independent directors, in their role as special committee members and as independent directors prior to formation of the committee, met extensively over the last nine months to consider the matters discussed in this press release. The investigation was necessarily limited in that the investigation team did not have access to certain witnesses with relevant information (including the Company’s former Chief Executive Officer,

Jeffrey A. Rich) and due to the lack of metadata for certain electronic documentation prior to 2000.
The following background pertaining to the Company’s historical stock option practices was confirmed through the investigation. Option grants were typically initiated by senior management of the Company or Darwin Deason, Chairman of the Board (and chairman of the compensation committee from 1994 through August 2003), on a prospective basis at times when they believed it was appropriate to consider option grants and the price of the Company’s common stock was relatively low based on an analysis of, among other things, price-earnings multiples. With respect to each grant of options to senior executives, the Chairman gave a broad authorization to the CEO which included approval of option recipients and the number of stock options to be awarded to each recipient. In the case of non-senior management grants, the Chairman gave his general authorization for the awarding of options and the CEO would subsequently obtain his approval of option recipients and the number of stock options to be awarded. With respect to both senior executive and non-senior management grants, after the Chairman’s broad authorization, the CEO and/or CFO then selected the date to be recorded as the grant date as they, assisted by employees who reported to them, prepared the paperwork that documented the grant recommendations to be considered by the applicable compensation committee. Thus, between 1994 and 2005, grant dates and related exercise prices were generally selected by Mr. Rich, Mr. King and/or Mr. Edwards. Mr. Rich served as CFO during the period prior to 1994 and until May 1995, President and Chief Operating Officer from May 1995 until February 1999, and President and Chief Executive Officer from February 1999 until August 2002, and Chief Executive Officer from August 2002 until his resignation September 29, 2005. Mr. King served as CFO from May 1995 through March 2001, COO from March 2001 through August 2002, President and COO from August 2002 through September 2005, and President and CEO from September 2005 through November 26, 2006. Mr. Edwards served as CFO from March 2001 through November 26, 2006.
As described in the May 2006 Form 10-Q, the Company’s regular and special compensation committees used unanimous written consents signed by all members of the committee ratifying their prior verbal approvals of option grants to senior executives or options granted in connection with significant acquisitions. In connection with option grants to senior executives, the historical practice was for the Chairman, on or about the day he gave senior management his broad authorization to proceed with preparing paperwork for option grants, to call each of the compensation committee members to discuss and obtain approval for the grants. In cases where grants were awarded to senior executives and in large blocks to non-senior management the Chairman and members of the compensation committee discussed grants to senior executives specifically and, on certain occasions, acknowledged generally that a block of grants would be awarded to non-senior management as well. For grants to non-senior management which were not combined with senior executive grants, the Chairman and the committee members generally did not discuss the grants at the time the Chairman gave his broad authorization to senior management to proceed with preparing paperwork for option grants, but unanimous consents were subsequently signed by the committee members in order to document the effective date of the grants.
The investigation concluded that in a significant number of cases Mr. Rich, Mr. King and/or Mr. Edwards used hindsight to select favorable grant dates during the limited time periods after Mr. Deason had given the officers his authorization to proceed to prepare the paperwork for the option grants and before formal grant documentation was submitted to the applicable compensation committee. No evidence was found to suggest that grant dates which preceded Mr. Deason’s broad authorization were ever selected. In a number of instances, the Company’s stock price was trending downward at the time Mr. Deason’s authorization was given, but started to rise as the grant recommendation memoranda were being finalized. The investigation found that in those instances Mr. Rich, Mr. King and/or Mr. Edwards often looked back in time and selected as the “grant date” a date on which the price was at a low, notwithstanding that the date had already passed and the stock price on the date of the actual selection was higher. Recommendation memoranda attendant to these grants were intentionally misdated at the direction of Mr. Rich, Mr. King and/or Mr. Edwards to make it appear as if the memoranda had been created at or about the time of the chosen grant date, when in fact, they had been created afterwards. As a result, stock options were awarded at prices that were at, or near, the quarterly low and the Company effectively granted “in the money” options without recording the appropriate compensation expense.
The evidence gathered in the investigation disclosed that aside from Mr. Rich, Mr. King and Mr. Edwards, one other current management employee of the Company, who is not an executive officer or director, was aware of the intentional misdating of documents. Based on the evidence reviewed, no other current executives, directors or management employees were aware of either the improper use of hindsight in selecting grant dates or the intentional misdating of documents. It was also determined that these improper practices were generally followed with respect to option grants made to both senior executives and other employees. No evidence was found to suggest that the practices were selectively employed to favor executive officers over other employees.
Further, with respect to the Company’s May 2006 Form 10-Q, the investigation concluded that Note 3 to the Consolidated Financial Statements which stated, in part, that the Company did “not believe that any director or officer of the Company has engaged in the intentional backdating of stock option grants in order to achieve a more advantageous exercise price,” was inaccurate because, at the time the May 2006 Form 10-Q was filed, Mr. King and Mr. Edwards either knew or should have known that the Company awarded options through a process in which favorable grant dates were selected with the benefit of hindsight in order to achieve a more advantageous exercise price and that the term “backdating” was readily applicable to the Company’s option grant process. Neither Mr. King nor Mr. Edwards told the Company’s directors, outside counsel or independent accountants that the Company’s stock options were often granted by looking back and taking advantage of past low prices. Instead, both Mr. King and Mr. Edwards attributed the disparity between recorded grant dates and the creation dates of the paperwork attendant to the stock option grants to other factors that did not involve the use of hindsight.
The investigation concluded that the conduct of Mr. King and Mr. Edwards with regard to the misdating of recommendation memoranda as well as their conduct with regard to the May 2006 Form 10-Q violated the Company’s Code of Ethics for Senior Financial Officers.
Resignation of CEO and CFO
Mr. King has resigned as President and Chief Executive Officer and as a director of the Company, and Mr. Edwards has resigned as Executive Vice President and Chief Financial Officer of the Company.
The Company has entered into separation agreements with Mr. King and Mr. Edwards pursuant to which they will remain with the Company during a transition period ending June 30, 2007, the end of the Company’s current fiscal year. The separation agreements are included as exhibits to the Company’s Form 8-K filed today with the Securities and Exchange Commission.
Under the terms of their separation agreements, among other things, the exercise price of all unexercised options held by them will be increased to reflect the applicable adjusted accounting measurement dates in order to offset the benefit of such favorable exercise prices (currently estimated to be in the aggregate approximate amount of $3.2 million for Mr. King and $1.0 million for Mr. Edwards) and, in the case of Mr. King, to reflect the benefit of favorable exercise prices attributable to previously exercised options (currently estimated to be in the aggregate approximate amount of $1.3 million). In addition, certain unvested options will immediately terminate, certain others will be permitted to vest in 2007 but have a limited exercise period of no later than June 30, 2008, and all vested options for which exercise prices are adjusted have limited exercise periods substantially shorter than previously provided under the related option agreements. The separation agreements also provide, among other things, for a non-competition and non-solicitation period through December 31, 2009. In addition, the separation agreements provide that the executives’ existing severance agreements with the Company are terminated, the executives’ salaries are reduced during the transition period and they will not be eligible to participate in any Company bonus plans, and the executives will be eligible to receive certain Company-provided health benefits through December 31, 2009.
New Executive Management
The Board of Directors has appointed Lynn Blodgett, who has been serving as Executive Vice President and Chief Operating Officer of the Company and as a director since September 2005, as President and Chief Executive Officer, and John Rexford, who has been serving as Executive Vice President – Corporate Development since March 2001, as Executive Vice President and Chief Financial Officer and as a director, in each case effective immediately. Mr. Blodgett and Mr. Rexford have served in various executive capacities with the Company for over ten years.
Mr. Blodgett, age 52, began his career with ACS in 1996 as President of ACS Business Processing Solutions, Inc., formerly Unibase Technologies, Inc., a business process outsourcing company founded by Mr. Blodgett and acquired in 1996 by ACS. Mr. Rexford, age 49, joined ACS in 1996 as Senior Vice President – Mergers and Acquisitions and has led ACS’ mergers and acquisitions program since that time.
Other Recommendations and Actions
Among the recommendations made by the special committee are improvements in the controls and procedures relating to the Company’s granting of stock options. Some of these improvements have already been implemented and the Company plans to implement the remaining recommendations as soon as practicable.
In addition, to avoid any appearance of inappropriate personal gain, the independent directors have voluntarily agreed that with respect to any historical option grants to them which require incremental compensation expense as a result of adjusting accounting measurement dates, the exercise price will be increased to equal the fair market value of the stock on the date of the adjusted measurement date.
The Company expects that it will adjust the exercise price of outstanding stock options to avoid adverse tax consequences to individual option holders under Section 409A of the Internal Revenue Code. The Board of Directors has determined that all Company employees and executives, including Mr. Blodgett and Mr. Rexford who are directors, (other than Mr. King, Mr. Edwards, and the management employee referred to previously) will be reimbursed to offset any individual loss of economic benefit or tax impact related to such repriced stock options. The Company has not yet determined the accounting impact of these exercise price adjustments.
The Company has made only one individual stock option grant to Mr. Deason since the Company was founded in 1988. The investigation, after extensive analysis of the available evidence, could not conclude that the reported grant date for this stock option grant, July 23, 2002, was selected using hindsight. Mr. Deason has never exercised any options under this single individual option grant. (Two other option grants to Mr. Deason are being used by the Company as a means to partially fund its retirement obligations to Mr. Deason).
Financial Reporting
The Company is continuing to review and evaluate the results of the internal investigation and recent accounting guidelines established by the Securities and Exchange Commission to determine the accounting consequences of the use of incorrect measurement dates during the period from 1994 through 2005. The Company currently expects that the incremental non-cash compensation expense related to incorrect accounting measurement dates will be approximately $51 million, plus additional tax related expenses. This estimate may increase or decrease when finalized. The Company has not yet determined the impact of these accounting adjustments on its historical and current period consolidated financial statements or on its assessment of effectiveness of internal control over financial reporting, nor whether it will be required to restate its consolidated financial statements as a result of these adjustments.
The Company intends to use diligent efforts to file its Form 10-K for its fiscal year ended June 30, 2006 and its Form 10-Q for its first fiscal quarter ended September 30, 2006 no later than December 31, 2006; however, there can be no assurance that the Company will be able to do so. The Company intends to negotiate appropriate extensions and waivers under its credit facility in the event they are required.
Form 8-K Filed Today by the Company
The Company today filed a Form 8-K with the Securities and Exchange Commission which includes information supplemental to this press release, including filed copies of the separation agreements entered into between the Company and each of Mr. King and Mr. Edwards.
ACS, a global FORTUNE 500 company with more than 58,000 people supporting client operations reaching nearly 100 countries, provides business process outsourcing and information technology solutions to world-class commercial and government clients. The Company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.
All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Company’s prior filings with the Securities and Exchange Commission, including those set forth under the caption “Risks Factors” in the most recent quarterly report on Form 10-Q filed on May 15, 2006, as such quarterly report on Form 10-Q is updated with respect to Note 3 to the Consolidated Financial Statements included therein by the Company’s Current Report on Form 8-K filed on August 7, 2006 and with respect to the disclosures in this press release. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.